UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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[ ]	Soliciting Material under §240.14a-12

LAZYDAYS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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LAZYDAYS HOLDINGS, INC.

6130 Lazy Days Boulevard
Seffner, Florida 33584

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2021

We are pleased to notify you that we will hold the 2021 annual meeting of our stockholders (the “Annual Meeting”) on June 9, 2021, at 10:00 a.m. Eastern Time conducted via live audio webcast by visiting www.virtualshareholdermeeting.com/LAZY2021, for the purpose of considering and acting on the following proposals:

1.	To elect William P. Murnane and James J. Fredlake as Class C directors each to serve until the 2024 annual meeting of stockholders, or until his successor shall have been duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement;

3.	To vote, on an advisory basis, on whether the preferred frequency of future advisory votes on the compensation of our named executive officers is every year, every two years or every three years;

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

5.	To transact such other business as may properly come before the meeting, or any adjournments and postponements thereof.

In addition, the holders of our Convertible Series A Preferred Stock (“Series A Holders”) are expected to designate Christopher S. Shackelton as a Class C director to serve on our Board until the 2024 annual meeting, or until his successor is duly designated in accordance with the Company’s Charter.

Our Board of Directors has established the close of business on April 12, 2021 as the “record date” for the Annual Meeting. This means that you are entitled to vote at this meeting (virtually or by legally-appointed proxy) if our stock records show that you owned our common or preferred stock at that time.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to all of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 29, 2021, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our 2020 annual report to stockholders. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to virtually attend the Annual Meeting. Whether you plan to attend the Annual Meeting virtually or not, it is important that you cast your vote. You may vote over the Internet as well as by mail. Submitting a vote before the Annual Meeting will not preclude you from voting virtually at the Annual Meeting should you decide to attend. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Lazydays Holdings, Inc. We look forward to your participation at the Annual Meeting.

LAZYDAYS HOLDINGS, INC.

William P. Murnane
Chairman of the Board and Chief Executive Officer

April 29, 2021

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PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF
LAZYDAYS HOLDINGS, INC.
6130 Lazy Days Boulevard
Seffner, Florida 33584

to be held June 9, 2021

INTRODUCTION

The Board of Directors of Lazydays Holdings, Inc. is soliciting proxies from stockholders for its use at the 2021 annual meeting of stockholders (the “Annual Meeting”), and at any adjournment or postponements of that meeting. The Annual Meeting is scheduled to be held on June 9, 2021, at 10:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically during the Annual Meeting and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/LAZY2021.

To improve readability, Lazydays Holdings, Inc. which has prepared this proxy statement, will sometimes speak in this document in the first-person (using words such as “we” or “our” or “us”) and will address its stockholders using second-person words (such as “you” or “your”). We will also sometimes refer to Lazydays Holdings, Inc., as “Lazydays,” or the “Company.” References to the Board of Directors of the Company in this proxy statement will usually be shortened to “our Board.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 29, 2021, we will commence sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2020 annual report to stockholders are available for viewing, printing and downloading at https://www.lazydays.com under the Investor Relations link and the Financial Information –SEC Filings page. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2020 on the website of the Securities and Exchange Commission at www.sec.gov, or at https://www.lazydays.com under the Investor Relations link and the Financial Information – SEC Filings page. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Important Notice Regarding the Availability of Proxy Materials or by sending a written request to: Lazydays Holdings, Inc., 6130 Lazy Days Boulevard, Seffner, Florida 33584, Attention: Investor Relations.

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INFORMATION ABOUT THE MEETING AND VOTING

Purpose of the Meeting

The purpose of the Annual Meeting is for the stockholders to consider and act on the following proposals:

1.	To elect William P. Murnane and James J. Fredlake as Class C directors, each to serve until the 2024 annual meeting of stockholders, or until his successor shall have been duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement;
3.	To vote, on an advisory basis, on whether the preferred frequency of future advisory votes on the compensation of our named executive officers is every year, every two years or every three years;

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

5.	To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

In addition, the holders of our Convertible Series A Preferred Stock (“Series A Holders”) are expected to designate Christopher S. Shackelton as a Class C director to serve on our Board until the 2024 annual meeting, or until his successor is duly designated in accordance with the Company’s Charter.

Stockholders Entitled to Vote at the Meeting

Our Board has established the close of business on April 12, 2021 as the “record date” for the Annual Meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned shares of our common stock or preferred stock at that time. As of this record date, 10,757,393 shares of our common stock were issued and outstanding and 600,000 shares of our Series A Convertible Preferred Stock, which we refer to as the Series A Preferred Stock or the preferred stock, were issued and outstanding.

Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present in person at the meeting or represented by proxy.

The holders of shares of the preferred stock are entitled to vote with the holders of shares of common stock and not as a separate class, on all matters properly to come before holders of shares of common stock at the Annual Meeting. Each holder of shares of preferred stock is entitled to that number of votes equal to the whole number of shares of common stock into which such holder’s aggregate number of shares of preferred stock are convertible (pursuant to Section 6 of the Certificate of Designation but as restricted in the case of any Electing Holder (as defined in the Certificate of Designation) by Section 14 of the Certificate of Designation) as of the close of business on the record date. Subject to the foregoing, each holder of shares of the preferred stock is entitled to the number of votes equal to the largest number of full shares of common stock into which all shares of preferred stock held of record by such holder could then be converted (taking into account, for the avoidance of doubt, the Liquidation Preference (as defined in the Certificate of Designation) then in effect (the Liquidation Preference includes all accrued and unpaid dividends on the preferred stock) for purposes of the Conversion Rate (as defined in the Certificate of Designation) and any Conversion Price (as defined in the Certificate of Designation) adjustments made pursuant to Section 8 of the Certificate of Designation) at the record date for the determination of the stockholders entitled to vote on or consent to such matters. As a result, the preferred stock are collectively entitled to 5,978,416 votes on each matter properly to come before the holders of common stock at the Annual Meeting and can be voted only if the record owner of shares of preferred stock, determined as of the record date, is present in person at the meeting or represented by proxy. Collectively, the holders of common stock and preferred stock are entitled to 16,735,809 votes on each matter properly to come before holders of common stock at the Annual Meeting.

Separately, so long as shares of the preferred stock are outstanding, holders of shares of preferred stock, by the vote or written consent of the holders of a majority in voting power of the outstanding shares of the preferred stock, have the right to designate two (2) members to our Board, in addition to such members as are elected by holders of common stock. The two directors initially designated by the holders of the preferred stock are Jerry Comstock (a Class B director) and Christopher S. Shackelton (a Class C director). At the Annual Meeting, holders of preferred stock are therefore entitled to designate Christopher S. Shackelton to our Board.

Voting Shares of Common Stock or Preferred Stock By Proxy That You Hold In Your Name

In addition to voting during the Annual Meeting via www.virtualshareholdermeeting.com/LAZY2021, you have three choices:

●	VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 P.M. on June 8, 2021. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

●	VOTE BY PHONE – 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on June 8, 2021.

●	VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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Voting Shares of Common Stock That You Hold in Brokerage or Similar Accounts

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold your shares of common stock in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares of common stock. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

If you hold your shares of common stock through a broker and you do not timely provide your broker with specific instructions on how to vote your shares of common stock, your broker will not be authorized to cast a vote on your behalf on Proposals 1, 2 or 3, but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 4. In such cases, a “broker non-vote” may be entered with respect to your shares of common stock on Proposals 1, 2 and 3 to reflect that your broker was present with respect to your shares of common stock at the meeting but was not exercising voting rights on your behalf with respect to those shares of common stock.

The shares of preferred stock are only held by stockholders directly in their own name and as a result there will be no “broker non-votes” with respect to the shares of preferred stock.

Your Voting Options on Each of the Proposals

You may vote “for” or “withhold” (meaning you choose to withhold from the proxy holders named on the Company’s proxy card your authority to vote) with respect to the election of the nominee for director (Proposal 1 on the proxy card).

You may vote “for,” “against” or “abstain” with respect to the proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (Proposal 2 on the proxy card) and the proposal on the ratification of the appointment of RSM US LLP (Proposal 4 on the proxy card).

You may vote “Every year,” “Every 2 years” or “Every 3 years” on whether the preferred frequency of future advisory votes on the compensation of our named executive officers is every year, every two years or every three years (Proposal 3 on the proxy card).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holders named on the Company’s proxy card in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

●	FOR the proposal to elect William P. Murnane and James Fredlake as the Class C directors, each to serve until the 2024 annual meeting of stockholders, or until his successor shall have been duly elected and qualified (Proposal 1 on the proxy card);

●	FOR the proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (Proposal 2 on the proxy card);

●	EVERY 3 YEARS with respect to the preferred frequency of future advisory votes on the compensation of our named executive officers (Proposal 3 on the proxy card); and

●	FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 4 on the proxy card).

Our Board recommends that Series A Preferred Holders vote FOR Christopher S. Shackelton as a Class C director to serve until the 2024 annual meeting of stockholders, or until his successor is duly designated in accordance with the Company’s Charter.

If any other matter is properly brought before the Annual Meeting, the Company - through the proxy holders named on the Company’s proxy card or their designees, and pursuant to the blanket authorization granted under the proxy - will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

Two Class C director positions on our Board are scheduled to be filled by vote of the holders of our common stock and preferred stock at the Annual Meeting. In addition, Mr. Shackelton is expected to be separately designated as a Class C director by holders of our preferred stock.

As a stockholder, you are entitled to cast one vote per share of common stock entitled to vote for the nominees for election as director at the Annual Meeting. Directors are elected from among the nominees by a plurality of the votes that are cast among all nominees; this means the individual whose name is validly placed into nomination at the meeting who receives the highest number of votes cast “for” his election will be elected as a director of the Company. A properly returned proxy indicating “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the election of directors. “Broker non-votes” will not be counted as votes cast on the proposal and will have no effect on the election of directors.

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For Proposal 3, we have determined to view the alternative receiving the greatest number of votes cast as the advisory vote of the stockholders. Abstentions and broker non-votes will not affect the outcome of the vote on such proposal.

The vote of the holders of a majority of the stock represented and entitled to vote at the meeting will (i) approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement (Proposal 2), (ii) approve the proposal to ratify the appointment of RSM US LLP (Proposal 4), and (iii) approve any other matters that arise at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal 2. For Proposal 4, abstentions will be counted as present and entitled to vote and will have the same effect as negative votes. Brokers will have discretionary authority to vote on Proposal 4 since it is considered a routine matter and as a result there will be no broker non-votes with respect to Proposal 4. Therefore, a stockholder’s failure to provide voting instructions will not prevent a broker vote and can affect the outcome of the auditor ratification proposal.

Quorum

Delaware law provides that any stockholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Delaware law to be present for quorum purposes for the remainder of the meeting and (unless a new record date is or must be set for any such adjournment) any adjournment of that meeting.

The holders of a majority of the capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. If a quorum shall not be present or represented at the Annual Meeting, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, shall have power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented. At such adjourned Annual Meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the Annual Meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting must be given to each stockholder entitled to vote at the Annual Meeting.

Shares of common stock and preferred stock held of record by stockholders who (in person or by proxy) abstain from voting on any or all proposals (and shares of common stock represented by “broker non-votes,” described above under “Voting Shares of Common Stock That You Hold in Brokerage or Similar Accounts”) will be included in the number of shares of common stock and preferred stock present at the meeting for purposes of determining the presence of a quorum.

Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the four numbered proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at the Annual Meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the stock represented and entitled to vote at the meeting, unless our certificate of incorporation or bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holders named on the Company’s proxy card authority to vote your shares of common stock and preferred stock on any such other matter in accordance with their discretion and judgment.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by participating in the Annual Meeting and voting the shares electronically at the meeting or by giving written notice to the Corporate Secretary. If a stockholder of record has voted via the Internet or telephone, such stockholder may also change that vote with a timely and valid later Internet vote, telephone vote or by participating in the meeting and voting the shares electronically at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Corporate Secretary before the proxy is exercised or the stockholder votes at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for the Annual Meeting. Our Company will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

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PROPOSAL 1 -
ELECTION OF DIRECTORS

As of the date of this proxy statement, our board of directors consists of six (6) directors, who are divided into three classes. Directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the stockholders elect one class of directors at each annual meeting. The current classification of our Board is:

Class A - Terms expiring at the 2022 annual meeting:	Jordan Gnat and Erika Serow

Class B - Terms expiring at 2023 annual meeting:	Jerry Comstock (Designee of Series A Holders)

Class C - Terms expiring at the 2024 annual meeting:	William P. Murnane, James F. Fredlake and Christopher S. Shackelton (Designee of Series A Holders)

Our Board, on the recommendation of its Nominating Committee, has nominated Mr. Murnane and Mr. Fredlake for re-election at the Annual Meeting. If re-elected, Mr. Murnane and Mr. Fredlake will serve on our Board until the 2024 annual meeting, or until his successor is duly elected and qualified in accordance with the Company’s Bylaws. If Mr. Murnane and Mr. Fredlake should become unable to accept election, the proxy holders named in the Company’s proxy card may vote for another person selected by our Board. Our Board has no reason to believe that Mr. Murnane or Mr. Fredlake will be unable to accept election.

The Series A Holders are expected to designate Christopher S. Shackelton as a Class C Director to serve on our Board until the 2024 annual meeting, or until his successor is duly designated in accordance with the Company’s Charter.

Mr. Fredlake was originally designated to our Board by Lazy Days’ R.V. Center, Inc. (“Lazydays RV”), Messrs. Gnat and Weil were originally designated to our Board by Andina Acquisition Corp. II (“Andina”), Messrs. Shackelton and Comstock were originally designated to our Board by certain of the Series A Holders in the PIPE Investment (as defined below), and Mr. Murnane was originally designated to our Board by mutual agreement of Andina and Lazydays RV. The holders of preferred stock are entitled to designate up to two (2) members to the Board.

On March 15, 2018 simultaneously with the closing of the redomestication merger and the transaction merger (collectively, the “Mergers”) pursuant to the Agreement and Plan of Merger, dated as of October 27, 2017, Lazydays Holdings, Inc. (“Lazydays” or “Holdco”) consummated a series of securities purchase agreements with institutional investors for the sale of convertible preferred stock, common stock, and warrants of Holdco for an aggregate purchase price of $94.8 million (the “PIPE Investment”) in a private placement.

Below is certain information concerning our Board’s nominees for election at the Annual Meeting, followed by information concerning those Board members who are not standing for election this year and whose term of office will continue after the Annual Meeting. The biographies of the nominees and continuing directors below contain information regarding the experiences, qualifications, attributes or skills that caused the Nominating Committee and our Board to determine that the person should be re-elected (or should continue to serve even if not standing for re-election) as a director for the Company in 2021.

Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our Audit, Compensation and Nominating Committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.

Elsewhere in this proxy statement you will find information concerning the numbers of our securities that are beneficially owned by each of our directors (see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT”) and information regarding the compensation of our directors (see “EXECUTIVE COMPENSATION”). We urge you to review all of this information when deciding how to vote on Proposal 1.

Our Board recommends that you vote FOR the nominees named below.

The following persons have been nominated for election to the Board:

Nominees for Election as Class C Directors at this Annual Meeting (with a Term to Expire at the 2024 Annual Meeting)

The following persons will continue as directors:

William P. Murnane, 58, has served as Chairman of the board of Lazydays since 2009. He joined the company as President and Chief Executive Officer in December 2016. From 2008 through 2016, Mr. Murnane, was a former principal and operating partner at Wayzata Investment Partners LLC, where he specialized in operational turn-arounds. From 2000 to 2007, Mr. Murnane was Chairman and Chief Executive Officer of Innovex, Inc., an international manufacturer of components used in high technology electronics. Before joining Innovex in 1995, Mr. Murnane was Chief Operating Officer at Boutwell Owens & Co. and Uniform Printing and Supply, two privately held printing companies based in Massachusetts. Mr. Murnane started his career with United Parcel Service where he held various engineering and management positions. Mr. Murnane received a BS in Engineering from New Jersey Institute of Technology, an MS in Operations Research from the University of Maryland, and an MBA from the Harvard Business School.

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Mr. Murnane’s prior management experience along with his position as our Chief Executive Officer and his broad knowledge of our Company and the industry are important qualifications for the board of directors. His extensive history with the Company strengthens the board of directors’ collective knowledge, capabilities and experience.

James J. Fredlake, 56, was elected as a director in March 2018 and had served on the board of directors of Lazy Days’ R.V. Center, Inc. since 2010. Mr. Fredlake retired as Chief Executive Officer of Anchor Glass Container Corp in early 2017 after more than eight years as Chief Executive Officer and three years as Chief Financial Officer. Mr. Fredlake’s background includes ten years with Alcoa after starting his professional career in public accounting. Mr. Fredlake serves on the boards of two private companies, Libbey, Inc. (for which he also serves as the audit committee chair) and Saxco International. Mr. Fredlake also serves as a board member for the Academy Prep Center of Tampa. Mr. Fredlake received a BS in accounting from Arizona State University.

Mr. Fredlake’s extensive management experience and his demonstrated leadership roles in other business activities are important qualifications for the board of directors. His extensive financial management experience and history with the Company also contribute to the board of directors’ collective knowledge, capabilities and experience.

Designee of the Series A Holders for Class C Director at this Annual Meeting (with a Term to Expire at the 2024 Annual Meeting)

The following person will continue as a director:

Christopher S. Shackelton, 41, was elected to the Board in March 2018. Mr. Shackelton is co-founder and managing partner of Coliseum Capital Management, a private investment company founded in 2005 that invests with a long-term orientation in undervalued companies. Coliseum focuses its capital and effort behind strong management teams and boards, with a willingness to work alongside companies to facilitate further value creation. Affiliates of Coliseum are investors in the PIPE Investment. Mr. Shackelton has significant public company investment and directorship experience. Mr. Shackelton has served as Chairman of Providence Service Corp., a NASDAQ-listed healthcare company, since 2012. In addition to working closely with a number of private companies, including as Chairman of Medalogix, LLC, he is presently also a director on the public boards of Universal Technical Institute (since 2016). Previously, he served as Chairman of Rural/Metro Corp, an emergency ambulance company, from 2010 to 2011, as well as on the board of directors of LHC Group (2012 to 2017), Advanced Emissions Solutions (2014 to 2016), BioScrip (2015-2019) and Interstate Hotels (2009 to 2010). Prior to Coliseum, he worked at Watershed Asset Management and Morgan Stanley & Co. He is actively involved in multiple charitable organizations. Mr. Shackelton received a bachelor’s degree in Economics from Yale College.

Mr. Shackelton serves as a designee of the Series A Holders pursuant to the Certificate of Designations for the Series A Preferred Stock. Mr. Shackelton’s investment and business experience and broad understanding of the capital markets, business cycles, and capital investment and allocation are important qualifications for the board of directors. His experience as a director of other publicly-traded companies and his experience with a private investment company contribute to the board of directors’ collective knowledge, capabilities and experience

Continuing Member of the Board of Directors with Term Expiring at the 2023 Annual Meeting

Jerry Comstock, 66, was elected a director in March 2018. Mr. Comstock brings over 36 years of experience as a professional executive in the restaurant, automotive, and retail industries. Mr. Comstock most recently served as Chief Operating Officer of Fridays Restaurants from January 2017 through September 2017. From 2005 until selling the company in December 2016, Mr. Comstock was the Managing Owner and Chief Executive Officer of Strategic Restaurant Acquisition Group, a 330 unit multi-branded restaurant company. From 2002 until 2005, Mr. Comstock was Chief Executive Officer of Wherehouse Entertainment. From 1998 until 2002, Mr. Comstock was President and COO of Bennigan’s Restaurants. From 1996 until 1998, Mr. Comstock was a Senior Executive of AutoNation USA, one of the original six executives of that company. Mr. Comstock was a Senior Executive at Blockbuster Entertainment from 1991 until 1996. He started his career in 1977 with National Convenience Stores, becoming a Senior Executive in 1985. Mr. Comstock currently sits on the Board of Directors of Actio Analytics, a privately-held company that has developed a Software as a Service analytics platform for restaurant industry operators. Previously he has served on the Boards of AMF/Bowlmor and Eddie Bauer, and as Chairman of the Board of Wherehouse Entertainment. Mr. Comstock received a B.B.A. degree from the University of Texas.

Mr. Comstock serves as a designee of the Series A Holders pursuant to the Certificate of Designations for the Series A Preferred Stock. Mr. Comstock brings extensive automotive and retail industry knowledge to the board of directors. Mr. Comstock’s experience as a director of other publicly traded companies and his demonstrated leadership roles in other business activities contributes to the board of directors’ collective knowledge, capabilities and experience.

Continuing Members of the Board of Directors with Terms Expiring at the 2022 Annual Meeting

Jordan Gnat, 48, was elected as a director in March 2018. Mr. Gnat is founder and CEO of Playmaker Capital Inc. Playmaker is a game-changing platform that sits at the nexus of Sports, Media, Gambling and Technology that is marrying an ecosystem of sports fans across multiple channels with product tools to create outsized fan value and loyalty for sports betting companies, advertisers and sports leagues around the world. Prior to Playmaker, Mr. Gnat served as Group Senior Vice President of The Stars Group, an owner of industry leading gaming brands, since July 2018. Mr. Gnat served as Senior Vice President Strategic Business Development for Scientific Games through April 2018. Prior to joining Scientific Games in 2011, Mr. Gnat was Founder, President and Chief Executive Officer of Boardwalk Gaming and Entertainment from 2004 to 2011 which grew to become the largest charitable gaming operator in Canada. Mr. Gnat also served as Executive Vice-President of Kilmer Van Nostrand Company Limited from 2002 to 2011, and President and Chief Executive Officer of Midnorthern Group from 1994 to 2002, which grew to be the largest integrated major appliance wholesaler/retailer in Canada. Mr. Gnat is involved in several volunteer and philanthropic organizations. He is currently a member of the Board of Directors of the Hospital for Sick Children Foundation in Toronto, a member of the Board of Trustees for the Jewish Foundation of Toronto and a member of the Board of Governors of Mt Sinai Hospital in Toronto. Mr. Gnat received a bachelor’s degree in Political Science from the University of Western Ontario.

Mr. Gnat brings business development knowledge to the board of directors. Mr. Gnat’s experience as an executive provides leadership experience that strengthens the board of directors’ collective knowledge, capabilities and experience.

Erika Serow, 47, was appointed to the Board in March 2018 subsequent to our business combination with Andina Acquisition Corp. II. Ms. Serow has served as Chief Marketing Officer and Vice President of Bain & Company since January 2019 and previously held various executive positions at Bain & Company during her prior 20 year tenure there from August 1995 through December 2015, including Partner and Head of Bain’s Americas Retail Practice. Ms. Serow brings over 20 years of retail experience as an executive in the consulting and retail industries. Ms. Serow served as Global President and U.S. CEO of Sweaty Betty, a UK-based women’s activewear company from January 2016 through February 2017. Ms. Serow received an M.B.A. from Stanford University Graduate School of Business and a B.A. from Duke University.

Ms. Serow brings extensive retail, executive and marketing knowledge to the board of directors. Ms. Serow’s experience as an executive in the consulting and retail industries provides knowledge and experience that strengthens the board of directors’ collective knowledge, capabilities and experience.

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CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman of the Board and Chief Executive Officer are currently held by William P. Murnane. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer. As a result, the Company does not believe it is necessary to designate a lead independent director.

Director Independence

We are subject to NASDAQ’s listing requirements regarding the requirement that a majority of the board of directors be “independent.” Our board of directors has determined that all of our directors, other than Mr. Murnane, qualify as “independent” directors in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with the Company that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. There are no Family Members as defined by NASDAQ among any of our directors or executive officers.

Role of Board in Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the Audit Committee, Compensation Committee and Nominating Committee of the Board but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations, regulatory compliance and cybersecurity, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility, including the Compensation Committee overseeing risks related to the Company’s compensation policies and practices. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. Our Board has received regular updates from the management team on the evolving novel coronavirus (COVID-19) pandemic and is involved in strategic decisions related to the impact of the novel coronavirus (COVID-19) on our business, operations and financial condition.

Committees and Attendance at Board and Committee Meetings

Our Board held 10 meetings during 2020. During that time, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he or she was a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (held during the period that such director served).

Pursuant to our bylaws, the Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. The charters for our Board committees were adopted by the Board in March 2018. These charters are available at www.lazydays.com under the Investor Relations-Governance-Documents tab, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Lazydays Holdings, Inc., 6130 Lazy Days Boulevard, Seffner, Florida 33584.

Audit Committee

The members of this committee are Messrs. Fredlake (Chair), Comstock and Gnat. The Board has determined that Mr. Fredlake is an “audit committee financial expert”, as defined in Item 407 of Regulation S-K, and is the Chairman of the Audit Committee. The Audit Committee held 10 meetings during 2020.

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of the Company’s independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between the Company and related parties. For a complete description of the Audit Committee’s responsibilities, you should refer to the Audit Committee Charter.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

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Compensation Committee

The members of the Compensation Committee are Messrs. Shackelton (Chair) and Gnat and Ms. Serow. The Compensation Committee held 6 meetings during 2020.

The Compensation Committee was established to, among other things, administer and approve all elements of compensation and awards for our executive officers. The Compensation Committee has the responsibility to review and approve the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate individual performance of the Chief Executive Officer in light of those goals and objectives, determine and approve the compensation of all executive officers, review and make recommendations regarding the adoption of and amendments to incentive compensation and equity-based plans. The Compensation Committee may delegate the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock, and other equity awards under such plans. It may also delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate. For a complete description of the Compensation Committee’s responsibilities, you should refer to the Compensation Committee Charter.

Nominating Committee

The members of the Nominating Committee are Messrs. Comstock (Chair) and Shackelton and Ms. Serow. The Nominating Committee held 5 meetings during 2020.

The Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. For a complete description of the Nominating Committee’s responsibilities, you should refer to the Nominating Committee Charter.

The Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.

Code of Ethics and Business Conduct Policy

In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, the Board has adopted a Code of Business Conduct (“Code of Conduct”), which is applicable to all directors, officers and employees. A copy of the Code of Conduct is available on our corporate website at www.lazydays.com under the Investor Relations-Governance-Documents tab. You also may obtain a printed copy of the Code of Conduct by sending a written request to: Investor Relations, Lazydays Holdings, Inc., 6130 Lazy Days Boulevard, Seffner, Florida 33584. In the event that we amend or waive any of the provisions of the Code of Conduct that relate to any element of the code of ethics, as defined in Item 406(b) of Regulation S-K, we intend to disclose the same on our Investor Relations website.

Policy on Employee, Officer and Director Hedging

Our insider trading policy provides that our directors, officers, employees and members of their immediate family may not engage in any hedging or monetization transactions with respect to our securities, including by trading in put or call options, warrants, swaps, forwards and other derivatives or similar instruments on our securities, or by selling our securities “short.” Anyone may, of course, in accordance with insider trading policy and any other applicable corporate policies, exercise options granted to them by the Company.

Director Nomination Process

Guidelines for Selecting Director Nominees

The Nominating Committee will consider persons identified by its members, management, stockholders and others. Nominees will be reviewed in the context of the current composition of the Board (including the diversity in background, experience, and viewpoints of the Board), the operating requirements of the Company and the long-term interests of the Company’s stockholders. In conducting its assessment, the Nominating Committee will consider and evaluate each nominee based upon its assessment of the following criteria:

●	Whether the candidate is independent pursuant to the requirements of the NASDAQ.

●	Whether the candidate is accomplished in his or her field and has a reputation, both personal and professional, that is consistent with the image and reputation of the Company.

●	Whether the candidate has the ability to read and understand basic financial statements. The Nominating Committee also will determine if a candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

●	Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise.

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●	Whether the candidate has knowledge of the Company and issues affecting the Company.

●	Whether the candidate is committed to enhancing stockholder value.

●	Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company.

●	Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective, and independent business judgment, and to assume broad fiduciary responsibility.

●	Whether the candidate has, and would be willing to commit, the required hours necessary to discharge the duties of Board membership.
●	Whether the candidate has any prohibitive interlocking relationships or conflicts of interest.

●	Whether the candidate is able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

●	Whether the candidate is able to suggest business opportunities to the Company.

If a stockholder wishes to suggest a proposed name of a nominee for consideration by the Nominating Committee, the stockholder must submit his/her/its recommendation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of stockholders. The stockholders’ recommendation must contain the following information about the nominee:

●	Name;

●	Age;

●	Business and current residence addresses, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for the Company to conduct a background investigation, including the right to obtain education, employment, and credit information;

●	The number of shares of common stock of the Company beneficially owned by the candidate;

●	The information that would be required to be disclosed by the Company about the candidate under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K); and

●	A signed consent of the nominee to serve as a director of the Company, if elected.

Communication with Directors

The board of directors has adopted a process to facilitate written communications by stockholders or other interested parties to the entire board, the independent members of the board as a group or any individual member of the board. Persons wishing to write to the board of directors of Lazydays, to a specified director or a committee of the board, should send correspondence to Corporate Secretary at Lazydays Holdings, Inc., 6130 Lazy Days Boulevard, Seffner, Florida 33584.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the board, or to the affairs of Lazydays.

Attendance at Annual Meetings

We do not have a formal policy requiring director attendance at annual meetings of stockholders, but we do encourage all of our directors to attend the annual meetings of stockholders. Three of our six directors continuing in office attended our 2020 annual meeting of stockholders.

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EXECUTIVE OFFICERS OF LAZYDAYS

The executive officers of Lazydays as of April 12, 2021 are as follows:

Name	Age	Position
William P. Murnane	58	Chairman of the Board, President and Chief Executive Officer
Nicholas Tomashot	58	Chief Financial Officer, Treasurer and Secretary
Ronald Fleming	62	Vice President and National General Manager

William P. Murnane — Please refer to the biographical information listed above in Proposal 1.

Nicholas Tomashot — Mr. Tomashot has served as Chief Financial Officer, Treasurer and Secretary of Lazydays since May 2018. Mr. Tomashot brings more than thirty years of financial management experience and has an extensive background in corporate finance, financial planning and analysis, cost analysis, business intelligence, investor relations, strategic planning and operational efficiency. Mr. Tomashot was Senior Vice President and General Manager of the National Service Center of US Foods, a national foodservice distributor, from July 2013 through April 2018. Prior to US Foods, Mr. Tomashot was Chief Financial Officer, Treasurer and Corporate Secretary, of Pinnacle Data Systems, a NYSE-traded provider of technology repair and reverse logistics services, from April 2008 through January 2012 and subsequently became Vice President, Finance, of Avnet Integrated, the electronic components distribution company that acquired Pinnacle Data Systems. Prior to that, Mr. Tomashot served in finance leadership roles for Innovex, Inc., an international manufacturer of components used in high technology electronics, as Vice President, Operations Finance- Thailand from June 2004 through April 2008 and as Vice President of Finance from March 2001 through June 2004. Mr. Tomashot holds a Bachelor of Science degree in Finance from The Ohio State University and a Master’s in Business Administration from the Duke University Fuqua School of Business.

Ronald Fleming — Mr. Fleming has served as Vice President and National General Manager since September 2017. In this capacity, Mr. Fleming oversees all dealership operations. Mr. Fleming’s career includes over thirty-five years in the RV industry. Mr. Fleming joined Lazydays in 2013 as the Vice President, General Manager of the Tampa dealership. Prior to joining Lazydays, Mr. Fleming was the Director of Sales for Alliance Coach RV where he supervised all sales, finance and insurance, and internet activity. Mr. Fleming owned and operated Travel Country RV Center from 1996 to 2011. Mr. Fleming started his career with Giant Recreation World in 1980 where he held various positions, including Executive Vice President, when he left in 1996. Mr. Fleming attended Valencia College in Orlando, Florida.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

As of April 12, 2021, 10,757,393 shares of common stock and 600,000 shares of Series A Preferred Stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock and preferred stock as of April 12, 2021, by (i) each of our directors and named executive officers, (ii) all of our directors and executive officers as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our voting securities. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the voting securities beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the voting securities listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise noted below, the address of each person listed on the table is c/o Lazydays Holdings, Inc., 6130 Lazy Days Blvd., Seffner, Florida 33584.

Name of Beneficial Owners	Amount and Nature of Beneficial Ownership (Common Stock)		Percent of Class(1)	Amount and Nature of Beneficial Ownership (Series A Preferred Stock)		Percent of Class(2)	Percent of Total Voting Power(3)
Directors and Executive Officers
William P. Murnane	1,141,152	(4)	9.8%	—		—	6.5%
Nicholas Tomashot	362,924	(5)	3.3%	—		—	2.1%
Ronald Fleming	284,690	(6)	2.6%	—		—	1.7%
Jerry Comstock	14,218	(7)	*	—		—	*
James J. Fredlake	32,380	(7)	*	—		—	*
Jordan Gnat	19,218	(7)	*	—		—	*
Erika Serow	14,218	(7)	*	—		—	*
Christopher S. Shackelton	1,316,722	(8)	11.7%	500,000	(8)	83.3%	36.5%
All directors and executive officers as a group (8 persons)	3,171,304	(9)	24.8%	500,000	(9)	83.3%	43.4%

5% or Greater Securityholders

Coliseum Capital Partners, L.P.	979,525	(10)	8.8%	365,511	(10)	60.9%	27.0%
Wayzata Investment Partners LLC	2,359,905	(11)	21.9%	—		—	14.1%
Park West Asset Management LLC	1,172,000	(12)	9.99%	100,000	(12)	16.7%	12.2%
Kanen Wealth Management, LLC	783,069	(13)	7.3%	—		—	4.7%
Nokomis Capital Master Fund, L.P.	728,571	(14)	6.8%	—		—	4.4%
Blackwell Partners LLC – Series A	337,197	(15)	3.1%	134,489	(14)	22.4%	9.9%
Common Pension Fund D	731,627	(16)	6.8%	—		—	4.4%

*	Less than 1 percent

(1)	For purposes of this column, the number of shares of the class outstanding reflects the sum of: (i) 10,757,393 shares of common stock that were outstanding as of April 12, 2021 and (ii) the number of shares of common stock, if any, which the relevant person could acquire on exercise of options, warrants, pre-funded warrants or conversion of the Series A Preferred Stock within 60 days of April 12, 2021.

(2)	The purchasers of the Series A Preferred Stock in the PIPE Investment are entitled to vote upon all matters upon which holders of common stock have the right to vote and are entitled to the number of votes equal to the number of full shares of common stock into which such shares of Series A Preferred Stock could be converted at the then applicable conversion rate.

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(3)	The Percent of Total Voting Power is calculated by dividing (A) the aggregate for the relevant person of the number of shares of common stock beneficially owned under Rule 13d-3 of the Exchange Act, including all shares of common stock issuable upon conversion of Series A Preferred Stock, subject to the beneficial ownership limitations contained therein by (B) the sum of (x) the number of shares of common stock issued and outstanding, (y) the number of shares of common stock that could be acquired upon the conversion of all shares of Series A Preferred Stock issued and outstanding, subject to the beneficial ownership limitations contained therein and (z) the number of shares of common stock, if any, which the relevant person could acquire on exercise of options or warrants within 60 days of April 12, 2021.

(4)	Includes (i) 853,070 shares of common stock issuable upon the exercise of options at an exercise price of $11.10 per share of our common stock that are or will become exercisable within 60 days of April 12, 2021 and (ii) 57,143 shares of common stock issuable upon the exercise of warrants at an exercise price of $11.50 per share of common stock that are or will become exercisable within 60 days of April 12, 2021.

(5)	Includes 326,601 shares of common stock issuable upon the exercise of options at an exercise price of $11.10 per share of our common stock that are or will become exercisable within 60 days of April 12, 2021.

(6)

Includes 262,514 shares of common stock issuable upon the exercise of options at an exercise price of $11.10 per share of our common stock that are or will become exercisable within 60 days of April 12, 2021.

(7)	Includes 14,218 shares of common stock issuable upon the exercise of options at an exercise price of $11.10 per share of our common stock that are or will become exercisable within 60 days of April 12, 2021.

(8)	Consists of: (i) 4,982,013 shares of common stock issuable upon the conversion of 500,000 shares of Series A Preferred Stock (of which 365,511 shares of Series A Preferred Stock are held by Coliseum Capital Partners, L.P. (“CCP”) and 134,489 shares of Series A Preferred Stock are held by an investment advisory client of Coliseum Capital Management, LLC (“CCM”)); (ii) 496,894 shares of common stock issuable upon the exercise of 496,894 warrants at an exercise price of $11.50 per whole share, which warrants are or will become exercisable within 60 days of April 12, 2021 (of which 363,241 warrants are held by CCP and 133,653 warrants are held by an investment advisory client of CCM); (iii) 14,218 shares of common stock issuable upon the exercise of options held by CCP and granted for Mr. Shackelton’s services on the Board at an exercise price of $11.10 per share of our common stock, which options are or will become exercisable within 60 days of April 12, 2021; and (iv) 805,610 shares of common stock (of which 602,066 shares are held by CCP and 203,544 shares are held by an investment advisory client of CCM). According to Amendment No. 7 to their joint Schedule 13D filed on November 27, 2020, CCM is the investment adviser to CCP, which is an investment limited partnership, Coliseum Capital, LLC (“CC”) is the general partner of CCP, and Adam Gray and Christopher S. Shackelton are the managers of CC and CCM. CCM, CC, CCP, Mr. Gray and Mr. Shackelton (collectively, “Coliseum”) share voting and dispositive power over the securities. The address for Coliseum is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(9)	Includes (i) 4,982,013 shares of common stock issuable upon the conversion of 500,000 shares of Series A Preferred Stock; (ii) 554,037 shares of common stock issuable upon the exercise of 554,037 warrants at an exercise price of $11.50 per whole share that are or will become exercisable within 60 days of April 12, 2021, and (iii) 1,499,057 shares of common stock issuable upon the exercise of options at an exercise price of $11.10 per share of our common stock that are or will become exercisable within 60 days of April 12, 2021.

(10)	See footnote (8).

(11)	Based on a Schedule 13D filed March 22, 2018 by Wayzata Investment Partners LLC (“Investment Manager”), Patrick J. Halloran, an individual, Wayzata Opportunities Fund II, L.P. (“Opportunities Fund II”), and Wayzata Opportunities Fund Offshore II, L.P. (“Opportunities Offshore” and together with Investment Manager, Mr. Halloran and Opportunities Fund II, “Wayzata”), which reported that Wayzata shares voting and dispositive power over the securities. The address for Wayzata is c/o Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

(12)	Based on Amendment No. 2 to Schedule 13G filed on February 16, 2021 by (i) Park West Asset Management LLC, a Delaware limited liability company (“PWAM”), (ii) Park West Investors Master Fund, Limited, a Cayman Islands exempted company (“PWIMF”) and (iii) Peter S. Park (“Mr. Park” and, collectively with PWAM and PWIMF, “Park West”). The Amendment No. 2 reported that PWAM is the investment manager to PWIMF and Park West Partners International, Limited (“PWPI” and, collectively with PWIMF, the “PW Funds”). Mr. Park is the controlling manager of PWAM. As of December 31, 2020, PWIMF beneficially held (i) 266,612 shares of common stock issuable upon exercise of prefunded warrants at an exercise price of $0.01 per share, which warrants are or will become exercisable within 60 days of April 12, 2021; (ii) 765,462 shares of common stock issuable upon exercise of warrants at an exercise price of $11.50 per whole share, which warrants are or will become exercisable within 60 days of April 12, 2021 subject to the limitations described below; and (iii) 88,954 shares of Series A Preferred Stock, convertible into common stock subject to the limitations described below. As of December 31, 2020, PWPI beneficially held beneficially held (i) 33,745 shares of common stock issuable upon exercise of prefunded warrants at an exercise price of $0.01 per share, which warrants are or will become exercisable within 60 days of April 12, 2021; (ii) 90,860 shares of common stock issuable upon exercise of warrants at an exercise price of $11.50 per whole share, which warrants are or will become exercisable within 60 days of April 12, 2021, subject to the limitations described below; and (iii) 11,046 shares of Series A Preferred Stock convertible into common stock, subject to the limitations described below. The prefunded warrants, warrants and Series A Preferred Stock are all subject to exercise and conversion limitations prohibiting the exercise or conversion of each security to the extent that it would result in the holder, or any of its affiliates, being deemed to beneficially own in excess of 9.99% of the then-outstanding shares of common stock. Based on the foregoing, 9.99% of the shares of common stock deemed to be issued and outstanding may be deemed to be beneficially owned (x) directly by PWIMF, (y) indirectly by PWAM, as the investment adviser to the PW Funds, and (z) indirectly by Mr. Park, as the controlling manager of PWAM.

(13)	Based on a Schedule 13G filed on July 28, 2020 by Philotimo Fund LP, a Delaware limited partnership (“Philotimo”), Kanen Wealth Management, LLC, a Florida limited liability company (“KWM”) and David L. Kanen. KWM is the general partner of Philotimo. Mr. Kanen is the managing member of KWM. By virtue of these relationships, KWM may be deemed to beneficially own the securities owned by Philotimo and Mr. Kanen may be deemed to beneficially own the securities owned by each of Philotimo and KWM.

(14)	Based on Amendment No. 2 to Schedule 13G filed on February 12, 2021 by Nokomis Capital, L.L.C. (“Nokomis Capital”) and Brett Hendrickson, an individual, Nokomis Capital is the investment adviser to the accounts of certain private funds (the “Nokomis Accounts”) and Mr. Hendrickson is the principal of Nokomis Capital. Nokomis Capital and Mr. Hendrickson share voting and dispositive power over the securities. The business address of Nokomis Capital Master Fund, L.P. is 2305 Cedar Springs Road, #420, Dallas, TX 75201.

(15)	See footnote (8). Represents the investment advisory client of CCM.
(16)	Based on a Schedule 13G filed on March 22, 2018 by The Division of Investment, Department of the Treasury, State of New Jersey, which reported that, as of March 15, 2018, The Division of Investment beneficially owned 731,627 shares of common stock with sole voting and dispositive power over such shares. The Division of Investment is a government entity which manages and invests monies of the Consolidated Police & Firemen Pension Fund, the Judicial Retirement System, the Police & Firemen Retirement System, the Prison Officer Pension Fund, the Public Employee Retirement System, the State Police Retirement System and the Teacher Pension & Annuity Fund, the State of New Jersey Cash Management Fund, Supplemental Annuity Collective Trust (a 403b plan), a portion of the NJBEST Fund (a 529 college savings plan) as well as several funds under the New Jersey State Employees Deferred Compensation Program (a 457 plan). The address of the Division of Investment is 50 West State Street, 9th Floor, PO Box 290, Trenton, New Jersey 08625-0290.

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EXECUTIVE COMPENSATION

Lazydays Executive Officer and Director Compensation

The following sections provide compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under the rules of the SEC.

Overview

Lazydays’ “named executive officers” for the year ended December 31, 2020 include William P. Murnane, President and Chief Executive Officer, Nicholas Tomashot, Chief Financial Officer, Treasurer and Secretary, and Ronald Fleming, Vice President and National General Manager.

Lazydays’ compensation policies and philosophies are designed to align compensation with business objectives and the creation of stockholder value, while also enabling Lazydays to attract, motivate and retain individuals who contribute to Lazydays’ long-term success. Lazydays historically provides a portion of its executive officers’ compensation as long-term incentive compensation in the form of equity awards or performance based cash compensation as well as linking a significant portion of annual cash compensation to performance objectives.

The compensation of Lazydays’ named executive officers has consisted of a base salary, an annual cash incentive and retirement, health and welfare benefits. In addition, Lazydays has granted its named executive officers, as well as other members of its management team, long term incentive awards in the form of options and/or transaction bonuses. Pursuant to their employment agreements, certain of Lazydays’ named executive officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.

Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2020 and 2019 for the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)(1)	All Other Compensation ($) (2)	Total ($)
William P. Murnane	2020	529,615	—	—	—	810,000	203,635	1,543,250
Chief Executive Officer and Chairman	2019	540,000	—	—	—	—	8,138	548,138

Nicholas Tomashot (7)	2020	318,750	—	—	—	365,625	5,588	689,963
Chief Financial Officer	2019	325,000	32,500	—	—	—	5,758	363,258

Ronald Fleming	2020	269,712	—	—	—	288,750	4,516	562,978
Vice President and National General Manager	2019	275,000	27,500	—	—	—	3,690	306,190

(1)

Non-equity incentive plan compensation for the 2020 year was paid in March 2021. It was tied to year-on-year growth in Adjusted EBITDA, subject to adjustment for key functional metrics. Under the formula adopted by the Compensation Committee in 2020, a 15% increase in EBITDA would have earned the named executive officer 150% of his target bonus. As a result of a year-over-year EBITDA increase of 109%, each named executive officer earned the maximum payout of 150% of his target bonus. This amount is reflected in the “nonequity incentive plan compensation” column.

In addition, the Committee in 2021 unanimously approved a one-time payment to each named executive officer in the amount of salary foregone as part of the April 2020 temporary pay reductions. This catch-up payment, not included in the table, will be reflected in the 2021 summary compensation table.

(2)	The amounts set forth in this column include the amounts of Company matching contributions to the Company’s 401(k) plan. In addition, for William P. Murnane, this amount includes a $200,000 relocation allowance.

Narrative Disclosure to Summary Compensation Table

Employment Agreement and Employment Offer Letter

We entered into an employment agreement with Mr. Murnane effective as of the consummation of the Mergers. The employment agreement for Mr. Murnane provides for an initial base salary of $540,000, subject to annual discretionary increases. Following the Mergers, Mr. Murnane no longer receives any additional compensation for his service as a member (or Chairman) of the board of directors and his base salary has been increased, accordingly. In addition, Mr. Murnane is eligible to participate in any employee benefit plans adopted by the Company from time to time and to receive an annual cash bonus based on the achievement of performance objectives. Mr. Murnane’s target bonus is 100% of his base salary.

The employment agreement for Mr. Murnane provides that if the executive is terminated for any reason, he is entitled to receive any accrued benefits, including any earned but unpaid portion of base salary through the date of termination, subject to withholding and other appropriate deductions. In addition, in the event Mr. Murnane resigns for good reason or is terminated without cause (all as defined in the employment agreement) prior to January 1, 2022, subject to entering into a release, the Company will pay the executive severance equal to two times base salary and average bonus for Mr. Murnane.

13

Offer Letter – Nicholas Tomashot

Lazydays entered into an offer letter with Mr. Tomashot when he was hired as Chief Financial Officer. The offer letter provides for an initial base salary of $325,000 per year. In addition, Mr. Tomashot is eligible to receive an annual cash incentive bonus based on the achievement of performance objectives to be established by the Chief Executive Officer and approved by the Board of Directors. Mr. Tomashot’s target bonus is 75% of his annual base salary (with the potential to earn a maximum of up to 150% of his target bonus). Mr. Tomashot is also eligible to participate in any employee benefit plans as may be adopted by Lazydays from time to time.

If Mr. Tomashot resigns from the Company or is terminated by the Company for cause within two years of his start date, Mr. Tomashot will be required to repay the pro-rated balance of the relocation allowance. The offer letter also provides that if Mr. Tomashot is terminated without cause, he will, subject to entering into a general release of claims, receive severance equal to twelve months of his base salary and that if such termination is following a change in control, he is also eligible to receive a pro-rated bonus, if the board of directors of Lazydays determines that the performance objectives have been met.

Other Employment Agreements/Arrangements

We do not have an agreement or arrangement with Mr. Fleming. Mr. Fleming is eligible to receive an annual cash bonus based on the achievement of performance objectives. Mr. Fleming’s target bonus is 70% of his annual base salary.

Any new agreements or arrangements with the named executive officers entered into in the future will be subject to approval of the Compensation Committee.

2020 Compensation Decisions

As part of a series of actions Lazydays took to adjust resources and costs to be in line with reduced demand caused by the coronavirus or COVID-19 pandemic, members of the Company’s senior management team, including our named executive officers, Mr. William P. Murnane, our Chairman and Chief Executive Officer, Mr. Nicholas Tomashot, our Chief Financial Officer, and Mr. Ron Fleming, our Vice President and National General Manager, agreed to forgo 25% of their base salary and any applicable 2020 annual pay increases that would otherwise be payable to them under their applicable employment arrangements. Due to significant improvement in sales, senior management was able to resume normal salaries in late May 2020. In addition, as disclosed in the “Bonus” column in the Summary Compensation Table above, the Compensation Committee awarded a discretionary bonus in 2021 in the amount of the salary forgone.

2021 Compensation Decisions

The Compensation Committee approved a salary increase of $20,000 each for Mr. Tomashot and Mr. Fleming for the 2021 fiscal year, effective March 14, 2021, and approved the formula for calculation of the 2021 short-term incentive plan compensation, which include target bonuses of $540,000, $258,750 and $206,500 for Messrs. Murnane, Tomashot and Fleming, respectively.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information concerning the outstanding equity awards, including unexercised options, as of December 31, 2020, for each of Lazydays’ named executive officers:

Outstanding Equity Awards at December 31, 2020

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
William P. Murnane	853,070	583,366	(1)	11.10	3/16/2023
Nicholas Tomashot	326,601	233,346	(1)	11.10	5/07/2023
Ronald Fleming	262,514	175,010	(1)	11.10	3/16/2023

(1)	The options vest as follows: 30% of the option shall vest once the VWAP (defined below) is equal to or greater than $13.125 per share for at least thirty (30) out of thirty-five (35) consecutive trading days (“Specific Period”); an additional 30% of the option shall vest once the VWAP is equal to or greater than $17.50 per share for a Specific Period; an additional 30% of the option shall vest once the VWAP is equal to or greater than $21.875 per share for a Specific Period; and an additional 10% of the option shall vest once the VWAP is equal to or greater than $35 per share for a Specific Period; provided that the reporting person remains continuously employed by the Company (and/or any of its subsidiaries) from the grant date through (and including) the relevant date of vesting. Any such VWAP shall be adjusted for share splits, extraordinary dividends, reorganizations, recapitalizations or similar events. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares are then listed or quoted on a national securities exchange, the daily volume weighted average price of the shares for such date (or the nearest preceding date) on the national securities exchange on which the shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the shares are not then listed or quoted for trading on any national securities exchange and if prices for the shares are then reported on the OTC Bulletin Board or in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the shares so reported, or (c) in all other cases, the fair market value of the shares as determined in good faith by the committee.

14

Equity Compensation Plan Information Table

The following information is with respect to our 2018 Long-Term Incentive Plan as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,063,362	$10.60	299,557
Equity compensation plans not approved by security holders	—	—	—
Total	4,063,362	$10.60	299,557

(1)	The information set forth in the table pertains to our 2018 Long-Term Incentive Plan as of December 31, 2020.

Director Compensation

The following table shows the compensation earned by each director who was not an officer during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards (2)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jerry Comstock	$115,000	—	31,000	—	—	$115,000
James J. Fredlake	$110,000	—	31,000	—	—	$110,000
Jordan Gnat	$110,000	—	31,000	—	—	$110,000
Erika Serow	$110,000	—	31,000	—	—	$110,000
Christopher S. Shackelton	$115,000	—	31,000	—	—	$115,000
B. Luke Weil	$25,000	—	—	—	—	$25,000

(1)	Our non-employee members of the board of directors receive annual cash compensation of $50,000 for serving on the board of directors, $5,000 for serving on a committee of the board of directors (other than the Chairman of each of the committees) and $10,000 for serving as the Chairman of any of the committees of the board of directors.

(2)	The table below sets forth the aggregate number of shares of common stock subject to stock awards and option awards held by each non-employee director outstanding as of December 31, 2020.

Name	Stock Awards	Option Awards
Jerry Comstock	-	45,218
James J. Fredlake	5,329	45,218
Jordan Gnat	-	45,218
Erika Serow	-	45,218
Christopher S. Shackelton	-	45,218	(a)
B. Luke Weil	-	-

(a)	At the request of Mr. Shackelton, the option award he was entitled to receive for his service as a director of the Company was granted to Coliseum Capital Partners, L.P.

15

PROPOSAL 2 –

SAY ON PAY

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 and codified in Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

We seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee of the Board. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The affirmative vote of a majority of the shares voted on Proposal 2 is required to approve this proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement.

Our Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

16

PROPOSAL 3 –

SAY ON FREQUENCY

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board has determined that an advisory vote on executive compensation that occurs once every 3 years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a 3-year interval for the advisory vote on executive compensation. In determining to recommend that stockholders vote for a frequency of once every 3 years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every 3 years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders, as needed, regarding our executive compensation program during the period between advisory votes on executive compensation. Not including the present advisory vote on executive compensation, our next scheduled advisory vote on executive compensation would be in 2024, unless the Board changes the frequency, including as a result of the results of the vote on this Proposal 3.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee of the Board. The Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the following resolution:

RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of future advisory votes on the compensation of our named executive officers is every year, every two years or every three years.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting simply to approve or disapprove a recommendation of the Board. The Company has determined to view the alternative receiving the greatest number of votes cast as the advisory vote of the stockholders, although such vote will not be binding on us or our Board. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

Our Board recommends that you vote FOR the option of once every 3 years as the preferred frequency for advisory votes on the compensation of the Company’s named executive officers.

17

REPORT OF THE AUDIT COMMITTEE

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged our independent registered public accounting firm to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.	The Audit Committee has discussed with Marcum LLP, our independent registered public accounting firm for the year ended December 31, 2020, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Marcum LLP the independent accountant’s independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board that the Board approve the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

James J. Fredlake, Chairman

Jerry Comstock

Jordan Gnat

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Policy and Procedures

Prior to the Mergers, Lazydays did not have a formal written policy or procedure for the review, approval or ratification of related party transactions and as a result its board of directors reviewed and considered the interests of its directors, executive officers and principal stockholders in its review and consideration of related person transactions.

Following the Mergers, our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms No less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director is permitted to participate in the approval of any transaction in which he or she was a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we will require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that will elicit information about related party transactions.

Related Person Transactions

On December 18, 2019, pursuant to the Company’s stock repurchase program, the Company repurchased 75,000 shares of common stock from B. Luke Weil, a member of the Company’s Board of Directors, for $302,000 including broker fees.

On March 15, 2018, certain related persons of Andina were repaid aggregate outstanding notes payable totaling $661,000. In addition, $100,000 was repaid to other employees of Andina.

On March 15, 2018, in connection with the Mergers, the Company paid Hydra Management, LLC, an affiliate of A. Lorne Weil, an initial stockholder of Andina and the father of B. Luke Weil $500,000 as compensation for advisory services in connection with the Mergers.

18

PROPOSAL 4 –

ADVISORY VOTE ON THE APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee of our Board has selected the firm of RSM US LLP, an independent registered public accounting firm, to be the Company’s auditors for the fiscal year ending December 31, 2021, contingent upon completion of RSM US LLP’s acceptance procedures, and our Board is asking stockholders to ratify that appointment. We are not required to have the stockholders approve the selection of RSM US LLP as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider the retention of RSM US LLP, but ultimately may decide to retain RSM US LLP as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Independent Registered Public Accounting Firm

On April 23, 2021, the Audit Committee approved the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and related interim periods, contingent upon completion of RSM US LLP’s acceptance procedures. In connection with this appointment, the Audit Committee approved the dismissal of Marcum LLP, our then-current independent registered public accounting firm. Marcum LLP served as independent registered public accounting firm for the Company in fiscal years 2020 and 2019.

The audit reports of Marcum LLP on our consolidated financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, During the two most recent years ended December 31, 2020 and December 31, 2019, and during the subsequent interim period through April 23, 2021, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Marcum LLP’s satisfaction, would have caused Marcum LLP to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K).

At the time of its dismissal, we provided Marcum LLP with a copy of the disclosures reproduced in this proxy statement and requested that Marcum LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum LLP agrees with our statements. A copy of the letter, furnished by Marcum LLP in response to that request, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on or about April 29, 2021.

During the fiscal years ended December 31, 2020 and December 31, 2019, and during the subsequent interim period through April 23, 2021, neither us nor anyone on our behalf has consulted with RSM US LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that RSM US LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matters that were the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Representatives of Marcum LLP are not expected to be present at the Annual Meeting. Representatives of RSM US LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees and Services

Audit and other fees billed to us by Marcum LLP for the years ended December 31, 2020 and 2019 are as follows:

Lazydays Holdings, Inc.	2020	2019
Audit Fees	$405,305	$429,850
Audit-Related Fees	27,750	—
Tax Fees	—	—
All Other Fees	—	—
Total	$431,055	429,850

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by our independent auditors in connection with statutory or regulatory filings or engagements, including registration statements.

Audit-Related Fees. Consists of fees billed for assurance services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”, such as accounting consultation and audits in connection with acquisitions.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning.

All Other Fees. Consists of fees for products and services other than the services reported above.

Pre-Approval by Audit Committee of Principal Accountant Services.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act). The Audit Committee may form and delegate authority to subcommittees of the Audit Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee approved all of the foregoing services performed in 2020 and 2019 before the work was commenced in accordance with Section 10A(i) of the Exchange Act.

Required Vote of Stockholders

The affirmative vote of a majority of the stock represented and entitled to vote at the meeting at which a quorum is present is required to approve the appointment of RSM US LLP.

Our Board recommends that you vote FOR the proposal to ratify RSM US LLP as the Company’s registered independent public accounting firm for 2021.

19

STOCKHOLDER PROPOSALS AND NOMINATIONS DEADLINE FOR 2022 ANNUAL MEETING

As more specifically provided in our Amended and Restated Bylaws, no business may be brought before an annual meeting by a stockholder unless the stockholder has provided proper notice to us not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received No later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Accordingly, assuming our annual meeting for 2022 is scheduled for the first anniversary of our 2021 annual meeting, any stockholder proposal and recommendations for director nominees to be considered at the 2022 annual meeting must be properly submitted to us not earlier than March 11, 2022 nor later than April 10, 2022.

These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. For the 2022 annual meeting, under the Securities and Exchange Commission’s requirements, any stockholder proposals and recommendations for director nominees must be received by Lazydays no later than December 30, 2021, in order to be included in our 2022 proxy statement.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.

Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 866-540-7095 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.

If you would like to receive a copy of our 2020 Annual Report or this proxy statement, please contact our Investor Relations by mail at Investor Relations, Lazydays Holdings, Inc., 6130 Lazy Days Boulevard, Seffner, Florida 33584, by telephone at (813) 204-4099 or by e-mail at investors@lazydays.com, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

20

*LAZYDAYS HOLDINGS, INC.*
*6130 LAZY DAYS BLVD.*
*SEFFNER, FL 33584*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on June 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/LAZY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on June 8, 2021. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52177-P52361

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**LAZYDAYS HOLDINGS, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class C director nominees to serve a three-year term expiring at the 2024 Annual Meeting: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) William P. Murnane
02) James J. Fredlake

**The Board of Directors recommends you vote "FOR" proposal 2.**

**The Board of Directors recommends you vote "EVERY 3 YEARS" with respect to proposal 3.**

| | Every Year | Every 2 Years | Every 3 Years | Abstain |
|---|---|---|---|---|
| 3. Vote, on an advisory basis, on the preferred frequency of future advisory votes on the compensation of the Company's named executive officers. | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote "FOR" proposal 4.**

| | For | Against | Abstain |
|---|---|---|---|
| 4. Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the 2021 fiscal year. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D52178-P52361

**LAZYDAYS HOLDINGS, INC.**
**Annual Meeting of Stockholders**
**June 9, 2021 10:00 AM, EDT**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) William P. Murnane and Nicholas Tomashot, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock and Series A Convertible Preferred Stock of LAZYDAYS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 9, 2021, via live audio webcast by visiting www.virtualshareholdermeeting.com/LAZY2021, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of the nominees and FOR Proposals 2 and 4 and EVERY 3 YEARS on proposal 3.**

**Continued and to be signed on reverse side**